FIRST SECURITY BANK                                    Modification Agreement
                                                      Loan No.:  0004287-9001

     First Security Bank, N.A. ("First Security") has extended credit (the "Loan") to the undersigned (individually and collectively "Borrower") pursuant to a promissory note dated October 27, 1995 (the "Note") in the stated principal amount of $2,000,000.00. The Loan is unsecured.

     The Note and any loan agreements, guaranties, subordinations, Collateral Documents, and other instruments and documents executed in connection therewith, together with any previous modifications to any of these instruments or documents, shall be referred to as the "Loan Documents."

     Borrower has requested certain modifications to the Loan Documents and First Security is willing to grant such modifications on the following terms and conditions:

     1. Provided that all conditions stated herein are satisfied, the terms of the Loan Documents are hereby modified as follows:

MODIFICATIONS TO THE TERMS OF THE NOTE:

     The maturity date of the Note is extended to October 25, 1997

OTHER MODIFICATIONS TO THE LOAN DOCUMENTS:

     The Loan Documents shall be amended as follows: A late charge and default rate as set forth in the Attachment hereto are added to the terms of this Note.

     2. As preconditions to the terms of this Agreement, Borrower shall complete or provide the following:

     2.1  N/A

     2.2  N/A

     3. As an additional precondition to the terms of this Agreement, Borrower shall pay or shall have paid all reasonable fees, costs, and expenses, of whatever kind or nature, incurred by First Security in connection with this Agreement, including but not limited to attorney's fees, lien search fees, title reports and policies, and recording and filing fees.

     4. It is the intention and agreement of Borrower and First Security that: (i) all collateral security in which First Security has acquired a security interest or other lien pursuant to the Loan Documents shall continue to serve as collateral security for payment and performance of all the obligations of the Borrower under the Loan Documents, and (ii) all agreements, representations, warranties, and covenants contained in the Loan Documents are hereby reaffirmed in full by Borrower except as specifically modified by this Agreement.

     5. Borrower hereby acknowledges that: (i) the Loan Documents are in full force and effect, as modified by this Agreement, and (ii) by entering into this Agreement, First Security does not waive any existing default or any default hereafter occurring or become obligated to waive any condition or obligation under the Loan Documents.

     6. Borrower hereby acknowledges that Borrower has no claim, demand, lawsuit cause of action, claim for relief, remedy, or defense against enforcement of the Loan Documents that could be asserted against First Security, its affiliates, directors, officers, employees, or agents, whether known or unknown, for acts, failures to act (whether such act or failure to act is intentional or negligent), representations, commitments, statements or warranties, including without limitation any such conduct arising out of or in any way connected with the Loan Documents. Notwithstanding the foregoing, Borrower hereby waives, releases, and relinquishes any and all claims, demands, lawsuits, causes of action, claims for relief, remedies, or defenses against enforcement of the Loan Documents that could be asserted against First Security, its affiliates, directors, officers, employees, or agents, whether known or unknown.

     7. In addition to this Agreement, the Loan Documents, and any additional documents that this Agreement requires, this finance transaction may include other written closing documentation such as resolutions, waivers, certificates, financing statements, filings, statements, closing or escrow instructions, loan purpose statements, and other documents that First Security may customarily use in such transactions. Such documents are incorporated herein by this reference. All the documents to which this paragraph makes reference express, embody, and supersede any previous understandings, agreements, or promises (whether oral or written) with respect to this finance transaction, and represent the final expression of the agreement between First Security and Borrower, the terms and conditions of which cannot hereafter be contradicted by any oral understanding (if any) not reduced to writing and identified above.

Effective as of October 25, 1996


FIRST SECURITY:

First Security Bank, N.A.


/s/ Arthur E. Newell
------------------------------------------
Arthur E. Newell, Assistant Vice President

BORROWER:


Mity-Lite, Inc.


/s/ Gregory L. Wilson
------------------------------------------
Gregory L. Wilson, President

                     ATTACHMENT TO MODIFICATION AGREEMENT
                            DATED October 25, 1996


The Loan Documents shall be amended as follows:

In addition to the terms and conditions of the Loan, Borrower agrees to the following:

     If First Security has not received the full amount of any payment by the end of fifteen (15) calendar days after the date due, including the balance due at maturity, Borrower will pay a late charge to First Security in the amount of five percent (5%) of the overdue payment of principal and interest or $1,000.00, whichever is less. Borrower hereby agrees to pay the late charge promptly, but only once on each late payment.

     In addition to any late charges that may be assessed as herein provided, the outstanding balance of this Note after a default in payment of principal and/or interest or any part thereof, including but not limited to a default in making the final payment due at maturity, or a default as defined in any loan agreement, any document securing this Note, or any other document executed in connection with this Note, shall accrue interest from the date of the default at the rate equal to four (4) percentage points per annum in excess of the interest rate charged if this Note were not in default. If First Security shall waive in writing or permit a cure of such default, the interest rate shall revert to the non-default rate from and after such waiver of completion of such cure.

    All other terms and conditions shall remain unchanged.